UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

RED MILE ENTERTAINMENT, INC.
(Name of Registrant As Specified In Its Charter)

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RED MILE ENTERTAINMENT, INC.
4000 Bridgeway, Suite 101
Sausilito, CA 94965

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF RED MILE ENTERTAINMENT, INC.:

The purpose of this letter is to inform you that our stockholders have given our board of directors the authority to amend our 2005 Stock Option Plan (the “Plan”) to increase the number of shares of common stock reserved for grant and issuance thereunder from 666,666 shares to 2,500,000 shares.

        The holders of shares representing 54.7% of our voting power have executed a written consent giving our board the authority to amend the Plan. The amendment to the Plan is described in greater detail in the information statement accompanying this notice and the Plan is attached to the Information Statement as Appendix A. The consents that we have received constitute a majority of the stockholder approval required for the amendment to the Plan under the Delaware Corporation Law and our articles of incorporation and bylaws. We would not effect the amendment before May 14, 2007, and our board may or may not elect to amend the Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

April 20, 2007

By Order of the Board of Directors

/s/ Chester Aldridge
Chester Aldridge
President and Chief Executive Officer

RED MILE ENTERTAINMENT, INC.
4000 Bridgeway, Suite 101
Sausilito, CA 94965

INFORMATION STATEMENT

April 20, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
        This information statement is being mailed on or about April 20, 2007, to the stockholders of record of Red Mile Entertainment, Inc. at the close of business on March 15, 2007. This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228 of the Delaware Corporation Law.

At the request of our Board of Directors, we are sending this information statement to our stockholders to notify you about action taken by the holders of 54.7% of our outstanding voting capital stock (the “Majority Holders”), by written consent, dated March 9, 2007, in lieu of a special meeting of the stockholders, in accordance with the Delaware General Corporation Law. The action taken was ratification and approval of an amendment to our 2005 Stock Option Plan (the “Plan”) to increase the number of shares of common stock reserved for grant and issuance thereunder from 666,666 to 2,500,000 shares. The amendment to the Plan will be effective not less than 20 calendar days after the initial mailing of this information statement.

As of the close of business on the record date, we had 100,000,000 shares of common stock authorized, of which 9,661,740 shares were outstanding, and 20,000,000 shares of preferred stock authorized with no shares of preferred stock outstanding. Each outstanding share of common stock is entitled to one vote per share.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

TABLE OF CONTENTS

VOTING SECURITIES	3
AMENDMENT TO 2005 STOCK OPTION PLAN	3
DESCRIPTION OF OUR CAPITAL STOCK	5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
DISSENTERS’ RIGHT OF APPRAISAL	7
FORWARD-LOOKING STATEMENTS	7
WHERE YOU CAN FIND MORE INFORMATION	7
INCORPORATION OF FINANCIAL INFORMATION	7

VOTING SECURITIES

As of March 19, 2007, there were 9,661,740 shares of our common stock outstanding. Each share of common stock entitles the holder to one vote on all matters to be voted on by stockholders. There were no shares of our preferred stock outstanding.

AMENDMENT TO OUR 2005 STOCK OPTION PLAN

As of March 15, 2007, our board of directors and stockholders holding a majority of our voting power voted to authorize our board of directors, at its discretion, to amend our 2005 Stock Option Plan. Should the board of directors elect to amend it, this amendment would take effect no sooner than May 14, 2007.

REASON FOR THE AMENDMENT

The reason for the amendment is to increase the number of shares of common stock authorized for grant of options under the Plan. As of March 19, 2007, there were an aggregate of 1,138,744 options outstanding to purchase 1,138,744 shares of common stock. The 1,138,744 options have a weighted average exercise price of $1.14

We believe that our ability to grant stock options plays an important role in attracting and retaining our directors, officers, employees and consultants. As a small public company with limited cash resources, a stock option program provides us with an additional component to our compensation arrangements, while allowing us to preserve our cash position. By providing talented personnel the opportunity for equity ownership through our common stock, we strengthen their commitment to our success and promote the identity of interests between our stockholders and such persons. We need to have a sufficient number of shares available for future grant and issuance under the Plan in order for us to provide this equity incentive.

The current reserve of 666,666 shares is believed to be insufficient based upon certain growth expectations and upon the need to reward employees and others for their past efforts. Our Board of Directors decided that increasing the number of shares of common stock available for grant under the Plan to 2,500,000 shares would accomplish the desired objective.

SUMMARY AND DESCRIPTION OF THE PLAN

PURPOSES OF THE PLAN

The purposes of the Plan are to provide incentives to selected directors, officers, employees and other persons who perform services on our behalf and on behalf of any of our subsidiaries by giving them opportunities to purchase our common stock pursuant to options granted thereunder. These options may qualify as “incentive stock options” (“ISO”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), for certain employees (including employee-directors); otherwise, for tax purposes the options would be classified as Non-Qualified Options or “NQSOs.” Should any options terminate unexercised, the underlying shares of common stock would be returned to the Plan and become available for future grants.

ADMINISTRATION

The Plan is administered by the Compensation Committee of the board of directors, each member of which is a Non-Employee Director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or by the whole Board of Directors. Subject to specific provisions in the Plan, the Committee has the authority (i) to select the individuals (the “Optionees”) who are to be granted options from among those eligible to participate in the Plan, (ii) to establish the number of shares which may be issued under each option, (iii) to determine when the options may be granted, (iv) to determine the exercise price of shares subject to each option, (v) to determine the time at which each option shall become exercisable and the duration of the exercise period, (vi) to determine whether restrictions are to be imposed on shares subject to options and the nature of such restrictions, if any, and (vii) to interpret the Plan and prescribe and rescind rules and regulations relating to it.

ELIGIBILITY

Options may be granted only to individuals who are (i) present or prospective employees of the Company and our subsidiaries, including officers and directors who are also employees at the time the Option is granted, (ii) outside Directors, and (iii) persons who perform services for us or on behalf of us or of our subsidiaries. Options that constitute ISOs may only be granted to employees described in clause (i) above. No option may be granted under the Plan after the Plan is terminated or expires; however, options granted prior to that date would remain outstanding for the period determined at the time of grant.

OPTION PRICE AND TERMS

The option price of each share of common stock subject to an option is fixed by the Committee at the time of grant, but cannot be less than the fair market value of the common stock on the date of grant, defined as the mean between the closing high bid and low quotations on the business day immediately preceding the date of grant. The aggregate fair market value, determined at the time of grant, of the shares with respect to which ISO's are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement. Certain adjustments in the option price and/or option shares may be made for customary anti-dilution events. The Committee determines the option period, provided it is not longer than five years in the case of ISOs granted to employees who hold 10% of our outstanding stock, 10 years in the case of ISOs generally, or 10 years, in the case of NQSOs, subject to earlier termination, and also the vesting period, including any accelerated vesting, and the payment terms. In the event of termination of employment, the Optionee may exercise his options at any time up to three months of the termination, but in no event later than the expiration date of the option; however, if the employee is terminated "for cause," the option would expire immediately. All options would vest immediately upon a "change of control" of the Company. Upon exercise of an option, payment for shares may be made in cash, or, if the option agreement so provides, in shares of common stock calculated based upon their fair market value as of the date of their delivery or a combination of stock and cash.

TRANSFERABILITY

Options granted under the Plan are not assignable or transferable by the Optionee otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order or Title I of the Employee Retirement Income Security Act or (iii) with respect to NQSOs, to a spouse or lineal descendant of the Optionee. Options are exercisable during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative.

TERMINATION, SUSPENSION OR MODIFICATION OF THE PLAN

The board of directors may terminate, suspend or modify the Plan at any time but may not, without authorization of our stockholders, effect any change which under Section 16(b) of the Exchange Act, applicable Delaware corporate law or tax law, or the rules of any national securities exchange or national quotation system on which the common stock is then listed or traded requires the prior approval of stockholders.

TAX ASPECTS OF THE 2005 STOCK OPTION PLAN

FEDERAL INCOME TAX CONSEQUENCES. The following discussion summarizes the material federal income tax consequences to us and the participants in connection with the 2005 Stock Option Plan under existing applicable provisions of the Internal Revenue Code (the “Code”) and the regulations adopted pursuant to the Code. The discussion is general in nature and does not address issues relating to the income tax circumstances of any specific individual employee or holder. The discussion is subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

NONQUALIFIED STOCK OPTIONS. A grantee will not have any taxable income at the time an NSO is granted nor will we be entitled to a deduction at that time. When an NSO is exercised, the grantee will have taxable ordinary income (whether the option price is paid in cash or by surrender of already owned shares of Common Stock), and the Company will be entitled to a tax deduction, in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option exercise price.

INCENTIVE STOCK OPTIONS. A grantee will not have any taxable income at the time an ISO is granted. Furthermore, a grantee will not have income taxable for federal income tax purposes at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the exercise price will be a tax preference item in the year of exercise that could create an alternative minimum tax liability for the year of exercise. If a grantee disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. If the grantee disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition is a "disqualifying disposition," and the grantee will have taxable ordinary income in the year of the disqualifying disposition equal to the lesser of (a) the difference between the fair market value of the shares and the exercise price of the shares at the time of option exercise, or (b) the difference between the sales price of the shares and the exercise price of the shares. Any gain realized from the time of option exercise to the time of the disqualifying disposition would be long-term or short-term capital gain, depending on whether the shares were sold more than one year or up to and through one year respectively, after the ISO was exercised.

We are not entitled to a deduction as a result of the grant or exercise of an ISO. If the grantee has ordinary income taxable as compensation as a result of a disqualifying disposition, we will then be entitled to a deduction in the same amount as the grantee recognizes ordinary income.

AWARDS UNDER THE 2005 STOCK OPTION PLAN

NEW PLAN BENEFITS
Red Mile Entertainment, Inc. 2005 Stock Option Plan

Our directors, officers, employees and other persons, including consultants and independent contractors, who perform services on our behalf or any of our subsidiaries are eligible to participate in our 2005 Stock Option Plan. There currently are five directors, three officers, seven employees and three independent directors eligible to participate. We have set forth below in the following table the number and value of options that the Compensation Committee awarded to certain persons as of April 6, 2007 subject to the amendment becoming effective. The Committee has no other definitive plans at this time to make grants.

Name and Position	Dollar Value (1)	Number of Options	Exercise Price
Chester Aldridge Chairman and CEO	$461,673	200,000	$4.00
Glen Wong President and COO	$923,346	400,00	$4.00
Ben Zadik Chief Financial Officer	$461,673	200,000	$4.00
Executive Officers Group	$1,846,692	800,000	$4.00
Non-Executive Officer Employee Group	$23,085	10,000	$4.00

(1) The dollar value is the amount expected to be recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123(R). Assumptions relating to the estimated fair value of these stock options, which we are accounting for in accordance with SFAS 123(R) are as follows: risk-free interest rate of 5.125%; expected dividend yield of _0%; expected option life of 4.2 years; and current volatility of 70%.

DESCRIPTION OF OUR CAPITAL STOCK

We are authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. At the close of business on April 2, 2007, we had issued and outstanding 9,661,740 shares of common stock and no shares of preferred stock.

Each share of our common stock entitles the holder to one vote on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors. The holders of shares of our common stock are entitled to dividends when and as declared by the board of directors from funds legally available and upon liquidation they are entitled to share pro rata in any distribution to holders of common stock, subject to the prior right of holders of our outstanding preferred stock. No dividends have ever been declared by the board of directors on the common stock. Holders of our common stock have no preemptive rights. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

As determined by our board of directors, and without any action by stockholders, we may issue preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time be determined by the board at time of issuance. The preferred stock may be issued in the future in connection with acquisitions, financings or other matters, as the board of directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our board of directors alone, subject to Federal securities laws, applicable blue sky laws and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the number of shares of our common stock that were beneficially owned as of April 2, 2007, by (1) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) our directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire common stock through the exercise of stock options or warrants that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons name in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 9,661,740 common shares outstanding on April 2, 2007. The address of each director and executive officer listed below is c/o Red Mile Entertainment, Inc., 4000 Bridgeway, Suite 101, Sausalito, CA 94965.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Chester Aldridge Chairman and CEO	245,233(1)	2.5%
Richard Auchinleck Director	67,917(2)	*
Kenny Cheung Director	2,426,546 (3)	22.9%
James McCubbin Director	3,125 (4)	*
Geoffrey Heath Director	28,333 (5)	*
Glenn Wong President and Chief Operating Officer	14,583 (6)	*
Ben Zadik CFO, Treasurer and Secretary	76,667 (7)	*
DMH Family L.P.	1,617,034 (8)	16.2
Fluent Entertainment, Inc.	2,542,623	26.3
Joseph Abrams	570,942 (9)	5.9
All officers and directors as a group (10 persons)	2,862,404	26.5

•	Represents less than 1%

(1) Includes options to purchase 70,233 shares of common stock.

(2) Includes warrants to purchase 26,667 shares of common stock and options to purchase 14,583 shares of common stock.

(3) Includes 666,667 shares of common stock and 862,222 warrants held in the name of Metro Crown Industries, of which Mr. Cheung is the sole shareholder; includes 830,990 shares of common stock held in the name of Tiger Paw Capital Corporation , of which Mr. Cheung is the sole shareholder.

(4) Includes options to purchase 3,125 shares of common stock.

(5) Includes options to purchase 25,000 shares of common stock.

(6) Includes options to purchase 14,583 shares of common stock.

(7) Includes options to purchase 60,000 shares of common stock.

(8) Includes warrants to purchase 353,726 shares of common stock.

(9) Includes warrants to purchase 78,445 shares of common stock.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed amendment to the 2005 Stock Option Plan and is not entitled to appraisal of or payment for their shares of our stock.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this information statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our annual report on Form 10-KSB for the fiscal year ended March 31, 2006, and our quarterly report on Form 10-QSB for the quarterly period ended December 31, 2006. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Red Mile Entertainment, Inc.
4000 Bridgeway, Suite 101
Sausilito, CA 94965
Telephone (415) 339-4240
Facsimile (415) 339-4249

        As we obtained the requisite stockholder vote for the amendment of our 2005 Stock Option Plan to increase the number of shares of common stock reserved for grant and issuance thereunder from 666,666 to 2,500,000 shares described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY . This information statement is for informational purposes only. Please read this information statement carefully.

Appendix A

RED MILE ENTERTAINMENT, INC.
2005 STOCK OPTION PLAN
______________________________________

1.  Purpose. The purpose of this Plan is to advance the interests of Red Mile Entertainment, Inc., a Delaware corporation (the “Company”), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including key employees, consultants, independent contractors, Officers and Directors, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, by authorizing the grant of options to purchase Common Stock of the Company and other related benefits to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

2.  Definitions. As used herein, the following terms shall have the meanings indicated:

(a)  “Board” shall mean the Board of Directors of the Company.

(b)  “Cause” shall mean any of the following:

(i)  a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;

(ii)  any conduct by the Optionee that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

(iii)  a determination by the Company that the Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or personnel;

(iv)  any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company’s best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

(v)  a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

(vi)  if the Optionee, while employed by the Company and for two years thereafter, violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information; provided, however, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee’s employment for “cause,” the term “Cause” as used herein shall have the meaning as set forth in the Optionee’s employment agreement in lieu of the definition of “Cause” set forth in this Section 2(b).

(c)  “Change of Control” shall mean the acquisition by any person or group (as that term is defined in the Exchange Act, and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of fifty percent (50%) or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within two years after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of fifty percent (50%) or more in voting power of the outstanding stock of the Company.

(d)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)  “Committee” shall mean the compensation committee of the Board.

(f)  “Common Stock” shall mean the Company’s Common Stock, no par value per share.

(g)  “Director” shall mean a member of the Board.

(h)  “Employee” shall mean any person, including officers, directors, consultants and independent contractors employed by the Company or any parent or Subsidiary of the Company within the meaning of Section 3401(c) of the regulators promulgated thereunder.

(i)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)  “Fair Market Value” of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on The Nasdaq Stock Market (“Nasdaq”), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Company’s Common Stock is not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

(k)  “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Code.

(l)  “Non-Statutory Stock Option” or “Nonqualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

(m)  “Officer” shall mean the Company’s chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an “executive officer” pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) shall be only such person designated as an “Officer” pursuant to the foregoing provisions of this paragraph.

(n)  “Option” (when capitalized) shall mean any stock option granted under this Plan.

(o)  “Optionee” shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(p)  “Plan” shall mean this 2005 Stock Option Plan of the Company, which Plan shall be effective upon approval by the Board, subject to approval, within 12 months of the date thereof by holders of a majority of the Company’s issued and outstanding Common Stock of the Company.

(q)  “Share” or “Shares” shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.

(r)  “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.  Shares and Options. Subject to adjustment in accordance with Section 10 hereof, the Company may issue up to two million five hundred thousand (2,500,000) Shares from Shares held in the Company’s treasury or from authorized and unissued Shares through the exercise of Options issued pursuant to the provisions of this Plan. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. Subject to the provisions of Section 14 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

4.  Limitations. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Sec-tion 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

5.  Conditions for Grant of Options.

(a)  Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular Employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular or former regular employees of the Company, Directors who are not regular employees of the Company, as well as consultants to the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

(b)  In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein; provided further, however, that to the extent not cancelled pursuant to Section 9(b) hereof, upon a Change in Control, any Options that have not yet vested, may, in the sole discretion of the Committee, vest upon such Change in Control.

(c)  The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

6.  Price. The exercise price per Share of any Option shall be any price determined by the Committee but in no event shall the exercise price per Share of any Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted and, in the case of an Incentive Stock Option granted to a 10% stockholder, the per Share exercise price will not be less than 110% of the Fair Market Value. Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this Section 6, be deemed to have been granted on the date of the re-granting.

7.  Exercise of Options.

(a)  An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable stockholders’ agree-ment, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder. If the exercise price is paid in whole or part with the Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require.

(b)  No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

(c)  Any Option may, in the discretion of the Committee, be exercised pursuant to a “cashless” or “net issue” exercise. In lieu of exercising the Option as specified in subsection (a) above, the Optionee may pay in whole or in part with Shares, the number of which shall be determined by dividing (a) the aggregate Fair Value of such Shares otherwise issuable upon exercise of the Option minus the aggregate Exercise Price of such Option by (b) the Fair Value of one such Share, or the Optionee may pay in whole or in part through a reduction in the number of Shares received through the exercise of the Option equal to the quotient of the (a) aggregate Fair Value of all the Shares issuable upon exercise of the Option minus the aggregate Exercise Price of such Option (b) divided by the Fair Value of one such share. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised.

8.  Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided in Section 5(b) or this Section 8.

(a)  The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

(b)  Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option shall become fully exercisable upon the date of the occurrence of any Change of Control.

(c)   Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, if an executive is terminated without cause, options that the executive owns but did not yet vest prior to termination will automatically be deemed vested on a pro rata quarterly basis measured over the time to vesting, provided that 90 days have passed from the original grant date. For example purposes only, if an option grant vests in total on the fifth anniversary of the date of grant, but the executive is terminated without cause on the fourth anniversary of the date of grant, then 80% of the options will automatically be deemed vested.

(d)  The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

9.	Termination of Option Period.

(a)  Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

(i)  three months after the date on which the Optionee’s employment is terminated for any reason other than by reason of (A) Cause, (B) a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (C) death;

(ii)  immediately upon the termination by the Company of the Optionee’s employment for Cause;

(iii)  one year after the date on which the Optionee’s employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the later of three months after the date on which the Optionee shall die if such death shall occur during the one-year period specified herein; or

(iv)  the later of (a) one year after the date of termination of the Optionee’s employment by reason of death of the employee, or (b) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

(b)  The Committee in its sole discretion may, by giving written notice (“cancellation notice”), cancel effective upon the date of the consummation of any corporate transaction described in Sub-sec-tion 10(d) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

(c)  Upon termination of Optionee’s employment as described in this Section 9, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.

10.	Adjustment of Shares.

(a)  If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company’s purchase of Shares to exercise a “call” purchase option), then and in such event:

(i)  appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned;

(ii)  appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; and

(iii)  such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(b)  Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee’s sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 10(d) hereof, or otherwise.

(c)  Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale, or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of obligations of the Company into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

(d)  Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options; (iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

(e)  The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.

11.  Transferability. No Option or stock appreciation right granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee other than by will or the laws of descent and distribution, unless otherwise authorized by the Board, and no Option or stock appreciation right shall be exercisable during the Optionee’s lifetime by any person other than the Optionee.

12.  Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

(i)  a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and
(ii)  an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable stockholders’ agreement relating to the Shares, including, without limitation, any restrictions on transferability, any rights of first refusal and any option of the Company to “call” or purchase such Shares under then applicable agreements, and
(iii)  any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

13.  Stock Appreciation Rights. The Committee may grant stock appreciation rights to Employees, either or tandem with Options that have been or are granted under the Plan or with respect to a number of Shares on which an Option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each Share as to which the right is exercised, payment in an amount equal to the excess of the Share’s Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in Shares valued at the Fair Market Value as of the date of surrender, or partly in cash and partly in Shares, as determined by the Committee in its sole discretion. The Committee may establish a maximum appreciation value payable for stock appreciation rights.

14.  Restricted Stock Awards. The Committee may grant restricted stock awards under the Plan in Shares or denominated in units of Shares. The Committee, in its sole discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, cash-flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

15.  Administration of this Plan.

(a)  This Plan shall be administered by the Committee, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

(b)  Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to:  (i) grant Options, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Optionees to whom, and time or times at which, Options shall be granted, (iv) determine the number of Shares to be represented by each Option, (v) determine the terms, conditions and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including re-pricing, canceling and regranting Options.

(c)  The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee’s determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and any holders of any Options granted under this Plan.

(d)  Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

(e)  No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

16.  Incentive Options for 10% Stockholders. Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of 10 years from the date such Option is granted.

17.  Interpretation.

(a)  This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b)  This Plan shall be governed by the laws of the State of Delaware.

(c)  Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

(d)  Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e)  Time shall be of the essence with respect to all time periods specified for the giving of notices to the company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

18.  Amendment and Discontinuation of this Plan. Either the Board or the Com-mittee may from time to time amend this Plan or any Option without the consent or approval of the stockholders of the Company; provided, however, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

19.  Termination Date. This Plan shall terminate ten years after the date of adoption by the Board.